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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                FEBRUARY 13, 2004


                         AVANT IMMUNOTHERAPEUTICS, INC.
               (Exact name of registrant as specified in charter)


            DELAWARE                  0-15006                    13-3191702
(State or other jurisdiction    (Commission file number)     (IRS employer
        of incorporation)                                    identification no.)


                                119 FOURTH AVENUE
                        NEEDHAM, MASSACHUSETTS 02494-2725
               (Address of principal executive offices) (Zip code)


               Registrant's telephone number, including area code:
                                 (781) 433-0771

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ITEM 5. OTHER EVENTS.

On February 13, 2004, AVANT Immunotherapeutics, Inc. announced a public offering of 8,965,000 shares of its common stock to institutional investors at a price of $2.75 per share for gross proceeds of approximately $25 million. The shares were offered directly to selected institutional investors under a shelf registration statement filed by AVANT in November 2003. The transactions contemplated were closed and the stock was issued to investors on February 19, 2004 and February 20, 2004.

AVANT expects to receive net proceeds from the financing of approximately $23.1 million after deducting placement agents' fees and estimated expenses associated with the offering. Roth Capital Partners, LLC and William Blair & Company, L.L.C. served as co-exclusive placement agents for the transaction.

A copy of the Placement Agent Agreement between AVANT, Roth Capital and William Blair, dated as of February 13, 2004, the related Pricing Agreement and the press release related to the offering are attached as Exhibits 1.1, 1.2 and 99.1 to this current report on Form 8-K and are incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits:

               1.1 Placement Agency Agreement, dated as of February 13, 2004, by and between AVANT and Roth Capital Partners, LLC and William Blair & Company, L.L.C.

               1.2 Pricing Agreement, dated as of February 13, 2004, by and between AVANT and Roth Capital Partners, LLC and William Blair & Company, L.L.C.

               99.1 Press Release issued February 13, 2004 by AVANT

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AVANT IMMUNOTHERAPEUTICS, INC.



Date: February 23, 2004                     By: /s/ Avery W. Catlin
                                               ---------------------------------
                                               Avery W. Catlin
                                               Senior Vice President and
                                               Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION
-----------         -----------

1.1 Placement Agency Agreement, dated as of February 13, 2004, by and between AVANT and Roth Capital Partners, LLC and William Blair & Company, L.L.C.

1.2 Pricing Agreement, dated as of February 13, 2004, by and between AVANT and Roth Capital Partners, LLC and William
                    Blair & Company, L.L.C.

99.1                Press Release issued February 13, 2004 by AVANT